Exhibit 10.1

Execution Version

NON-COMPETITION AGREEMENT

among

HILAND PARTNERS, LP

HILAND HOLDINGS GP, LP

and

HILAND PARTNERS GP HOLDINGS, LLC

NON-COMPETITION AGREEMENT

THIS NON-COMPETITION AGREEMENT (“Agreement”) is entered into on, and effective as of, the Closing Date (as defined herein), and is by and among Hiland Partners, LP, a Delaware limited partnership (the “Partnership”), Hiland Holdings GP, LP, a Delaware limited partnership (“Holdings”) and Hiland Partners GP Holdings, LLC, a Delaware limited liability company (the “Holdings General Partner”).  The above-named entities are sometimes referred to in this Agreement each as a “Party” and collectively as the “Parties.”

RECITALS:

WHEREAS, the Parties desire by their execution of this Agreement to evidence their agreement, as more fully set forth below, with respect to those business opportunities that the Holdings Entities (as defined herein) will not engage in during the term of this Agreement.

NOW, THEREFORE, in consideration of the premises and the covenants, conditions and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:

ARTICLE I
Definitions

1.1           Definitions.

As used in this Agreement, the following terms shall have the respective meanings set forth below:

“Agreement” is defined in the introduction to this Agreement.

“Closing Date” means the date of the closing of Holdings’ initial public offering of Holdings Common Units.

“Construction Cost” means all costs associated with developing, designing, building and financing Subject Assets, including, without limitation, any costs to acquire related real property or necessary rights of way and any internal costs incurred to compensate employees for time spent on developing, designing, building and financing Subject Assets.

“control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of Voting Securities, by contract, or otherwise.

“Holdings” is defined in the introduction to this Agreement.

“Holdings Common Units” means Common Units, as defined in the Holdings Partnership Agreement.

“Holdings Conflicts Committee” is the Conflicts Committee of Holdings as defined in the Holdings Partnership Agreement.

“Holdings Entities” means each Holdings Party and any Person controlled, directly or indirectly, by any Holdings Party or combination of Holdings Parties other than the Partnership Group.

“Holdings General Partner” is defined in the introduction to this Agreement.

“Holdings Partnership Agreement” means the Amended and Restated Agreement of Limited Partnership of Holdings dated as of the Closing Date, to which reference is hereby made for all purposes of this Agreement.  No amendment or modification to the Holdings Partnership Agreement subsequent to the Closing Date shall be given effect for the purposes of this Agreement unless consented to by each of the Parties to this Agreement.

“Holdings Party” means each of Holdings and the Holdings General Partner.

“MLP Common Units” means Common Units, as defined in the MLP Partnership Agreement.

“MLP Conflicts Committee” is the Conflicts Committee of the Partnership as defined in the MLP Partnership Agreement.

“MLP General Partner” means Hiland Partners GP, LLC, a Delaware limited liability company.

“MLP Partnership Agreement” means the First Amended and Restated Agreement of Limited Partnership of Hiland Partners, LP, dated as of the February 15, 2005, as such agreement is in effect on the Closing Date, to which reference is hereby made for all purposes of this Agreement.

“MLP Partnership Entities” means the MLP General Partner and each member of the Partnership Group.

“Offer” is defined in Section 2.3(b).

“Partnership” is defined in the introduction to this Agreement.

“Partnership Group” means the Partnership and its subsidiaries.

“Partnership Group Member” means any member of the Partnership Group.

“Party” and “Parties” are defined in the introduction to this Agreement.

“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, business trust, employee benefit plan, unincorporated organization, association, government agency or political subdivision thereof or other entity.

“Restricted Businesses” is defined in Section 2.1.

“Subject Assets” is defined in Section 2.2(d).

“Subsidiary” means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if more than 50% of the partnership interests of such partnership (considering all of the partnership interests of the partnership as a single class) is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person, or a combination thereof, or (c) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

“Voting Securities” means securities of any class of a Person entitling the holders thereof to vote on a regular basis in the election of members of the board of directors or other governing body of such Person.

ARTICLE II
Business Opportunities

2.1           Restricted Businesses.  Subject to Section 2.6, and except in connection with or incidental to its performance as general partner or managing member of one or more of the MLP Partnership Entities or the acquiring, owning or disposing of debt or equity securities in any MLP Partnership Entity and except as permitted by Section 2.2, each Holdings Party shall be prohibited from engaging in, and the Holdings Parties shall cause each Holdings Entity not to engage in, whether by acquisition, construction, investment in debt or equity interests of any Person or otherwise, any of the following businesses (the “Restricted Businesses”):  the gathering, treating, processing and transportation of natural gas in North America, the transportation and fractionation of natural gas liquids (“NGLs”) in North America, and constructing, buying or selling any assets related to the foregoing businesses.

2.2           Permitted Exceptions.  Notwithstanding any provision of Section 2.1 to the contrary, the Holdings Entities may engage in the following activities under the following circumstances:

(a)          any business that is primarily related to the exploration for and production of oil or natural gas and the sale and marketing of oil and natural gas derived from such exploration and production activities;

(b)         the purchase and ownership of not more than five percent of any class of securities of any entity engaged in the Restricted Business (but without otherwise participating in the activities of such entity);

(c)          any Restricted Business conducted by a Holdings Entity with the approval of the MLP Conflicts Committee;

(d)         the ownership and/or operation of any asset or group of related assets used in the activities described in Section 2.1 that are acquired or constructed by a Holdings Entity after the Closing Date (the “Subject Assets”) if, in the case of an acquisition, the fair market value of the Subject Assets (as determined in good faith by the board of directors or other comparable governing body of such Holdings Entity), or, in the case of construction, the estimated Construction Cost of the Subject Assets (as determined in good faith by the board of directors or other comparable governing body of such Holdings Entity), is less than $5 million at the time of such acquisition or completion of construction, as the case may be;

(e)          the ownership and/or operation of any Subject Assets acquired by a Holdings Entity after the Closing Date with a fair market value (as determined in good faith by the board of directors or other comparable governing body of such Holdings Entity) equal to or greater than $5 million at the time of the acquisition; provided, the Partnership has been offered the opportunity to purchase the Subject Assets in accordance with Section 2.3 and the Partnership (with the concurrence of the MLP Conflicts Committee) has elected not to purchase the Subject Assets; and

(f)          the ownership and/or operation of any Subject Assets constructed by a Holdings Entity after the Closing Date with a Construction Cost (as determined in good faith by the board of directors or other comparable governing body of such Holdings Entity) equal to or greater than $5 million at the time of completion of construction that the Partnership has been offered the opportunity to purchase in accordance with Section 2.3 and the Partnership (with the concurrence of the MLP Conflicts Committee) has elected not to purchase.

2.3           Procedures.

(a)          If a Holdings Entity becomes aware of an opportunity to acquire Subject Assets with a fair market value (as determined in good faith by the board of directors or other comparable governing body of such Holdings Entity) equal to or greater than $5 million that it is interested in pursuing, then, subject to Section 2.3(b), as soon as practicable thereafter, such Holdings Entity shall notify the MLP General Partner, in writing, of such opportunity and deliver to the MLP General Partner all information prepared by or on behalf of such Holdings Entity relating to such opportunity.  As soon as practicable, but in any event within 30 days after receipt of such written notification and information, the MLP General Partner, on behalf of the Partnership, shall notify the Holdings General Partner, in writing, that either (i) the MLP General Partner, on behalf of the Partnership, has elected (with the concurrence of the MLP Conflicts Committee) not to cause a Partnership Group Member to pursue the opportunity to purchase the Subject Assets, or (ii) the MLP General Partner, on behalf of the Partnership, has elected (with the concurrence of the MLP Conflicts Committee) to cause a Partnership Group Member to pursue the opportunity to purchase the Subject Assets.  If, at any time, the MLP General Partner abandons such opportunity with the approval of the MLP Conflicts Committee (as evidenced in writing by the MLP General Partner following the request of the Holdings Entity), the Holdings Entity may pursue such opportunity.  Any Subject Assets that are permitted to be acquired by a Holdings Entity must be so acquired (i) within 12 months of the later to occur of (A) the date that the Holdings Entity becomes able to pursue such acquisition in accordance with the provisions of this Section 2.3(a), and (B) the date upon which all required governmental approvals to consummate such acquisition have been obtained, and (ii) on terms not more favorable in any material respect to the Holdings Entity than were offered to the Partnership.  If either of these conditions are not satisfied, the opportunity must be reoffered to the Partnership in accordance with this Section 2.3(a).

(b)         Notwithstanding Section 2.3(a), in the event that a Holdings Entity becomes aware of an opportunity to make an acquisition that includes both Subject Assets and assets that are not Subject Assets and the Subject Assets have a fair market value (as determined in good faith by the board of directors or other comparable governing body of such Holdings Entity) equal to or greater than $5 million but comprise less than half of the fair market value (as determined in good faith by the board of directors or other comparable governing body of such Holdings Entity) of the total assets being considered for acquisition, then the Holdings Entity may make such acquisition without first offering the opportunity to the Partnership as long as it complies with the following procedures:

(i)            Within 90 days after the consummation of such an acquisition, the Holdings Entity shall notify the MLP General Partner in writing of such acquisition and offer the Partnership Group the opportunity to purchase such Subject Assets in accordance with this Section 2.3(b) (the “Offer”).  The Offer shall set forth the terms relating to the purchase of the Subject Assets and, if any Holdings Entity desires to utilize the Subject Assets, the Offer will also include the commercially reasonable terms on which the Partnership Group will provide services to the Holdings Entity to enable the Holdings Entity to utilize the Subject Assets.  As soon as practicable, but in any event within 30 days after receipt of such written notification, the MLP General Partner shall notify the Holdings General Partner in writing that either (x) the MLP General Partner, on behalf of the Partnership, has elected (with the concurrence of the MLP Conflicts Committee) not to cause a Partnership Group Member to purchase the Subject Assets, in which event the Holdings Entity shall be forever free to continue to own or operate such Subject Assets, or (y) the MLP General Partner, on behalf of the Partnership, has elected (with the concurrence of the MLP Conflicts Committee) to cause a Partnership Group Member to purchase the Subject Assets, in which event the procedures in subparagraphs (ii) and (iii) below shall apply.

(ii)           If the Holdings General Partner (with the concurrence of the Holdings Conflict Committee) and the MLP General Partner (with the concurrence of the MLP Conflicts Committee) within 60 days after receipt by the MLP General Partner of the Offer are able to agree on the fair market value of the Subject Assets that are subject to the Offer and the other terms of the Offer including, without limitation, the terms, if any, on which the Partnership Group will provide services to the Holdings Entities to enable them to utilize the Subject Assets, a Partnership Group Member shall purchase the Subject Assets for the agreed upon fair market value as soon as commercially practicable after such agreement has been reached and, if applicable, enter into an agreement with the Holdings Entities to provide services in a manner consistent with the Offer.

(iii)          If the Holdings General Partner (with the concurrence of the Holdings Conflict Committee) and the MLP General Partner (with the concurrence of the MLP

 Conflicts Committee) are unable to agree within 60 days after receipt by the MLP General Partner of the Offer on the fair market value of the Subject Assets that are subject to the Offer or the other terms of the Offer including, if applicable, the terms on which the Partnership Group will provide services to the Holdings Entities to enable it to utilize the Subject Assets, the Holdings General Partner and the MLP General Partner will engage a mutually agreed upon investment banking firm to determine the fair market value of the Subject Assets and/or the other terms on which the MLP General Partner and the Holdings General Partner are unable to agree.  Such investment banking firm will determine the fair market value of the Subject Assets and/or the other terms on which the MLP General Partner and the Holdings General Partner are unable to agree within 30 days of its engagement and furnish the Holdings Entities and the MLP General Partner its determination.  The fees of the investment banking firm will be split equally between the Holdings Entities and the Partnership Group.  Once the investment banking firm has submitted its determination of the fair market value of the Subject Assets and/or the other terms on which the MLP General Partner and the Holdings General Partner are unable to agree, the MLP General Partner will have the right, but not the obligation, subject to the approval of the MLP Conflicts Committee, to cause a Partnership Group Member to purchase the Subject Assets pursuant to the Offer as modified by the determination of the investment banking firm.  The Partnership Group Member will provide written notice of its decision to the Holdings General Partner within 30 days after the investment banking firm has submitted its determination.  Failure to provide such notice within such 30-day period shall be deemed to constitute a decision not to purchase the Subject Assets.  If the MLP General Partner elects to cause a Partnership Group Member to purchase the Subject Assets, then the Partnership Group Member shall purchase the Subject Assets pursuant to the Offer as modified by the determination of the investment banking firm as soon as commercially practicable after such determination and, if applicable, enter into an agreement with the Holdings Entities to provide services in a manner consistent with the Offer, as modified by the determination of the investment banking firm, if applicable.

(c)          In the event that a Holdings Entity desires to construct Subject Assets with an estimated Construction Cost (as determined in good faith by the board of directors or other comparable governing body of such Holdings Entity) equal to or greater than $5 million, then the Holdings Entity may construct such Subject Assets as long as it complies with the following procedures:

(i)            Within 90 days after the completion of construction by a Holdings Entity of the Subject Assets, the Holdings Entity shall notify the MLP General Partner in writing of such construction and offer the Partnership Group the opportunity to purchase such Subject Assets in accordance with this Section 2.3(c) (the “Construction Offer”).  The Construction Offer shall set forth the Holdings Entity’s good faith estimate of the actual Construction Cost for the Subject Assets incurred by the Holdings Entity (the “Actual Construction Cost”), which shall constitute the proposed purchase price for the Subject Assets, together with the other proposed terms relating to the purchase of the Subject Assets, and, if any Holdings Entities desire to utilize the Subject Assets, the Construction Offer will also include the commercially reasonable terms on which the Partnership Group will provide services to the Holdings Entities to enable the Holdings Entities to utilize the Subject Assets.  As soon as practicable, but in any event within 30 days after receipt of such written notification, the MLP General Partner shall notify the Holdings General Partner in writing that either (x) the MLP General Partner, on behalf of the

Partnership, has elected (with the concurrence of the MLP Conflicts Committee) not to cause a Partnership Group Member to purchase the Subject Assets, in which event the Holdings Entity shall be forever free to continue to own or operate such Subject Assets, or (y) the MLP General Partner, on behalf of the Partnership, has elected (with the concurrence of the MLP Conflicts Committee) to cause a Partnership Group Member to purchase the Subject Assets, in which event the procedures in subparagraphs (ii) through (v) below shall apply.

(ii)           If the Holdings General Partner (with the concurrence of the Holdings Conflict Committee) and the MLP General Partner (with the concurrence of the MLP Conflicts Committee) within 60 days after receipt by the MLP General Partner of the Construction Offer are able to agree on the Actual Construction Cost of the Subject Assets that are subject to the Construction Offer and the other terms (“Other Terms”) of the Construction Offer including, without limitation, the terms, if any, on which the Partnership Group will provide services to the Holdings Entities to enable them to utilize the Subject Assets, a Partnership Group Member shall purchase the Subject Assets for the agreed upon Actual Construction Cost as soon as commercially practicable after such agreement has been reached and, if applicable, enter into an agreement with the Holdings Entity to provide services in a manner consistent with the Construction Offer.

(iii)          If the Holdings General Partner (with the concurrence of the Holdings Conflict Committee) and the MLP General Partner (with the concurrence of the MLP Conflicts Committee) are unable to agree within 60 days after receipt by the MLP General Partner of the Construction Offer on the Actual Construction Cost of the Subject Assets that are subject to the Construction Offer, the Holdings General Partner and the MLP General Partner will engage a mutually agreed upon nationally recognized accounting firm, other than any such accounting firm that has served as either Person’s independent auditors within the past three years, to determine the Actual Construction Cost of the Subject Assets.  Such accounting firm will determine the Actual Construction Cost of the Subject Assets within 30 days of its engagement and furnish the Holdings General Partner and the MLP General Partner its determination, which determination shall be a final and binding determination of the Actual Construction Cost.  The fees of the accounting firm will be split equally between the Holdings Entities and the Partnership Group.

(iv)          If the Holdings General Partner and the MLP General Partner are unable to agree within 60 days after receipt by the MLP General Partner of the Construction Offer on all of the Other Terms, the Holdings Entities and the MLP General Partner will obtain a good faith proposal from a mutually agreed upon third party engaged in the business to which such Other Terms relate in order to determine the Other Terms on which the MLP General Partner and the Holdings General Partner are unable to agree.  Such third party will submit a good faith proposal regarding the Other Terms on which the MLP General Partner and the Holdings General Partner are unable to agree within 30 days of its engagement and furnish the Holdings General Partner and the MLP General Partner its proposal, which determination shall be a final and binding determination of the Other Terms.  The fees of the third party will be split equally between the Holdings Entities and the Partnership Group.

(v)           Once the Actual Construction Cost and the Other Terms have been finally determined pursuant to clauses (ii), (iii) or (iv) above, the MLP General Partner will have the right, but not the obligation, subject to the approval of the MLP Conflicts Committee, to cause a Partnership Group Member to purchase the Subject Assets pursuant to the Construction Offer as modified by the determination of the accounting firm and/or the third party submitting a proposal, as applicable.  The Partnership Group Member will provide written notice of its decision to the Holdings General Partner within 30 days after the later of the date on which the accounting firm and/or the third party submitting a proposal, as applicable, has submitted its determination.  Failure to provide such notice within such 30-day period shall be deemed to constitute a decision not to purchase the Subject Assets.  If the MLP General Partner elects to cause a Partnership Group Member to purchase the Subject Assets, then the Partnership Group Member shall purchase the Subject Assets pursuant to the Construction Offer as modified by the determination of the accounting firm and/or the third party submitting a proposal as soon as commercially practicable after such determination and, if applicable, enter into an agreement with the Holdings Entities to provide services in a manner consistent with the Construction Offer, as modified by the determination of the third party submitting a proposal, if applicable.

2.4           Scope of Prohibition.  Except as provided in this Article II, the MLP Partnership Agreement or the Holdings Partnership Agreement, each Holdings Entity shall be free to engage in any business activity, including those that may be in direct competition with any Partnership Group Member.

2.5           Enforcement.  Each Holdings Party agrees and acknowledges that the Partnership Group does not have an adequate remedy at law for the breach by the Holdings Entities of the covenants and agreements set forth in this Article II, and that any breach by any of the Holdings Entities of the covenants and agreements set forth in this Article II would result in irreparable injury to the Partnership Group.  Each Holdings Party further agrees and acknowledges that any Partnership Group Member may, in addition to the other remedies which may be available to the Partnership Group, file a suit in equity to enjoin any of the Holdings Entities from such breach, and consents to the issuance of injunctive relief under this Agreement.

2.6           Termination.  This Article II shall terminate on the first day on which no Holdings Entity nor any combination of Holdings Entities controls the Partnership.

ARTICLE III
Miscellaneous

3.1           Choice of Law; Submission to Jurisdiction.  This Agreement shall be subject to and governed by the laws of the State of Oklahoma, excluding any conflicts-of-law rule or principle that might refer the construction or interpretation of this Agreement to the laws of another state.  Each Party hereby submits to the jurisdiction of the state and federal courts in the State of Oklahoma and to venue in Enid, Oklahoma.

3.2           Notice.  All notices or requests or consents provided for by, or permitted to be given pursuant to, this Agreement must be in writing and must be given by depositing same in the United States mail, addressed to the Person to be notified, postpaid, and registered or certified with return receipt requested or by delivering such notice in person or by telecopier or telegram to such Party.  Notice given by personal delivery or mail shall be effective upon actual receipt.  Notice given by telegram or telecopier shall be effective upon actual receipt if received during the recipient’s normal business hours or at the beginning of the recipient’s next business day after receipt if not received during the recipient’s normal business hours.  All notices to be sent to a Party pursuant to this Agreement shall be sent to or made at the address set forth below such Party’s signature to this Agreement or at such other address as such Party may stipulate to the other Parties in the manner provided in this Section 3.2.

if to the Holdings Entities:

c/o Hiland Holdings GP, LP
205 West Maple, Suite 110
Enid, Oklahoma 73701
Attention:              Mr. Randy Moeder

if to the MLP Partnership Entities:

Hiland Partners, LP
205 West Maple, Suite 110
Enid, Oklahoma 73701
Attention:              Mr. Randy Moeder

3.3           Entire Agreement.  This Agreement constitutes the entire agreement of the Parties relating to the matters contained herein, superseding all prior contracts or agreements, whether oral or written, relating to the matters contained herein.

3.4           Amendment or Modification.  This Agreement may be amended or modified from time to time only by the written agreement of all the Parties hereto; provided, however, that the Partnership may not, without the prior approval of the MLP Conflicts Committee, agree to any amendment or modification of this Agreement that, in the reasonable discretion of the MLP General Partner, will adversely affect the holders of MLP Common Units; and provided further, however, that Holdings may not, without the prior approval of the Holdings Conflict Committee agree to any amendment or modification of this Agreement that, in the reasonable discretion of the Holdings General Partner, will adversely affect the holders of Holdings Common Units.  Each such instrument shall be reduced to writing and shall be designated on its face an “Amendment” or an “Addendum” to this Agreement.

3.5           Assignment.  No Party shall have the right to assign any of its rights or obligations under this Agreement without the consent of the other Parties hereto.

3.6           Counterparts.  This Agreement may be executed in any number of counterparts with the same effect as if all signatory parties had signed the same document.  All counterparts shall be construed together and shall constitute one and the same instrument.

3.7           Severability.  If any provision of this Agreement shall be held invalid or unenforceable by a court or regulatory body of competent jurisdiction, the remainder of this Agreement shall remain in full force and effect.

3.8           Further Assurances.  In connection with this Agreement and all transactions contemplated by this Agreement, each signatory party hereto agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement and all such transactions.

3.9           Rights of Limited Partners.  The provisions of this Agreement are enforceable solely by the Parties to this Agreement, and no limited partner of the Partnership or Holdings shall have the right, separate and apart from the Partnership or Holdings, as the case may be, to enforce any provision of this Agreement or to compel any Party to this Agreement to comply with the terms of this Agreement.

3.10         Successors.  This Agreement shall bind and inure to the benefit of the Parties and to their respective successors and assigns.

IN WITNESS WHEREOF, the Parties have executed this Agreement on, and effective as of, the Closing Date.

HILAND PARTNERS, LP

By:	Hiland Partners GP, LLC

By:	/s/ Randy Moeder
Randy Moeder
Chief Executive Officer and President

HILAND HOLDINGS, GP LP

By:	Hiland Partners GP Holdings, LLC

By:	/s/ Randy Moeder
Randy Moeder
Chief Executive Officer and President

HILAND PARTNERS GP HOLDINGS, LLC

By:	/s/ Randy Moeder
Randy Moeder
Chief Executive Officer and President

Signature Page to the Non-Competition Agreement